UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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AMBASSADORS GROUP, INC.
Dwight D. Eisenhower Building
110 South Ferrall Street
Spokane, Washington 99202

April 2, 2007

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Ambassadors Group, Inc. (the “Company”), which will be held at 10:00 a.m., local time, on May 2, 2007, at 110 South Ferrall Street, Spokane, Washington 99202. All holders of the Company’s outstanding common stock as of the close of business on March 16, 2007, are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy.

     Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy, by telephone or by using the internet. Your vote by telephone, over the internet or by written proxy will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support and continued interest in Ambassadors Group.

Sincerely,

Chadwick J. Byrd
Secretary

AMBASSADORS GROUP, INC.
Dwight D. Eisenhower Building
110 South Ferrall Street
Spokane, Washington 99202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 2, 2007

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Ambassadors Group, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on May 2, 2007, at 110 South Ferrall Street, Spokane, Washington 99202, for the following purposes:

1.	To elect three (3) Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 16, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors

Chadwick J. Byrd
Secretary

Dated: April 2, 2007

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. ANY ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING.

AMBASSADORS GROUP, INC.
Dwight D. Eisenhower Building
110 South Ferrall Street
Spokane, Washington 99202

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ambassadors Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on May 2, 2007, at 110 South Ferrall Street, Spokane, Washington 99202, and at any adjournment thereof. You may direct your vote without attending the Annual Meeting by telephone, over the internet or by completing and mailing your proxy card or voting instruction card in the enclosed, postage pre-paid envelope. Please refer to the proxy card for instructions.

When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy, by telephone, or by the internet as more fully described on your proxy card. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

At the close of business on March 16, 2007, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 19,374,991 shares of common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on March 16, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The enclosed Proxy, when properly executed and returned, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders. Neither abstentions nor broker non-votes will be counted for the purposes of determining whether any of the proposals have been approved by the stockholders of the Company, although they will be counted for purposes of determining the presence of a quorum.

The election of directors requires a plurality of the votes cast by the holders of the Common Stock. A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.

The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by telephone or via the internet, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about April 2, 2007, to all stockholders entitled to vote at the Annual Meeting.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS
(Item 1 of the Proxy Card)

Nominees

The Company has a classified Board of Directors which is divided into three classes, consisting of three Class I Directors, three Class II Directors, and three Class III Directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on that annual meeting date. The term of the three Class I Directors, Dale F. Frey, Jeffrey D. Thomas and Richard D. C. Whilden, will expire at this year’s Annual Meeting of Stockholders. The term of the three Class III Directors, Brigitte M. Bren, Daniel G. Byrne and Rafer L. Johnson, will expire at the Annual Meeting of Stockholders to be held in 2008. The term of the three Class II Directors, James M. Kalustian, John Ueberroth and Joseph J. Ueberroth, will expire at the Annual Meeting of Stockholders to be held in 2009.

At this year’s Annual Meeting, three Class I Directors are to be elected. Dale F. Frey will not stand for re-election. Consequently, his term will expire on May 2, 2007. The nominees for election at the Annual Meeting as Class I Directors are the incumbent directors, Jeffrey D. Thomas and Richard D. C. Whilden. In addition, the Board of Directors has nominated Ricardo Lopez Valencia to be elected at the Annual Meeting. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in the year 2010, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum is present and voting, the three nominees for Class I Directors receiving the highest number of votes will be elected as Class I Directors. Abstentions and shares held by brokers that are present, but not voted because the brokers are prohibited from exercising discretionary authority, i.e., “broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

The table below sets forth for the current directors, including the Class I nominees to be elected at this meeting, certain information with respect to age and background.

NAME	POSITION WITH COMPANY	AGE	DIRECTOR SINCE
Class I Directors, currently standing for election:

Ricardo Lopez Valencia	Director	41	----
Jeffrey D. Thomas	Director, Chief Executive Officer and President	40	2001
Richard D. C. Whilden (2)(3)	Director	73	2001

Class III Directors, whose term expires at the Annual Meeting to be held in 2008:

Brigitte M. Bren (1)	Director	41	2001
Daniel G. Byrne (1)	Director	52	2005
Rafer L. Johnson (1)	Director	72	2001
Class II Directors, whose term expires at the Annual Meeting to be held in 2009:

James M. Kalustian (2)(3)	Director	46	2006
John Ueberroth	Chairman of the Board	63	1997
Joseph J. Ueberroth (1)	Director	37	2001

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating Committee

Business Experience

Class I Directors

Ricardo Lopez Valencia joined the ING Group in 2001 as Vice President of Hispanic Markets. Since 2003, he has served as Senior Vice President, primarily responsible for the company’s diversity marketing initiatives and financial wealth development programs. Mr. Valencia currently serves on the boards of National 4-H, the National Future Farmers of America Foundation, the Children’s Hospital Corporate Advisory, the New York Hispanic Ballet and the West Ed, a national nonprofit education research, development, and service agency. Mr. Valencia has served on the boards of the National PTA, International Association of Marketing Students (DECA), the White House Millennium Youth Initiative and the U.S. Department of Education’s Partnership for Family Involvement. He previously served as the Executive Director of the National Future Farmers of America Alumni Association. In 1983, he became the first Hispanic president of Arizona’s Future Farmers of America. Mr. Valencia has also served as the Director of Education for USA Today, where he helped make K-12 outreach a major initiative for the nation’s newspaper. He also served as the Director of Professional Development for career and technical education for the State of Arizona.

Jeffrey D. Thomas has served as chief executive officer, president and director of Ambassadors Group, Inc. since November 2001. He has served as president of Ambassador Programs, Inc., from August 1996 through July 2002, and chief executive officer since January 2000. For Ambassadors International, Inc., he served as a director from August 2001 through February 2002 and as chief financial officer between January 1996 and February 2002. From 1989 to 1995, Mr. Thomas held a variety of strategy and business development positions with Adia Personnel Services (now Adecco), Contrarian Group, Inc., and Corporate Decisions, Inc.

Richard D. C. Whilden has served as a director of Ambassadors Group, Inc. since November 2001 and as a director of Ambassadors International, Inc., since 1995. Since November 2006, Mr. Whilden has served as the chairman of the board of Climos, Inc., a company primarily involved in climate sciences. Since 1990, Mr. Whilden has been a principal of Contrarian Group, Inc., an investment and management company. From June 1996 to July 2000, he also served as chairman of the board, and from March 1998 to March 1999, he served as president and chief executive officer of GetThere, Inc. In 1993 and 1994, he was chairman of the board of directors of Caliber Bank in Phoenix, Arizona, and was the chief executive officer, president and chairman of the board of directors of the bank’s holding company, Independent Bankcorp of Arizona, Inc. From 1959 to 1989, Mr. Whilden was employed by TRW, Inc., during which time he served as an executive vice president and general manager of the information businesses segment from 1984 to 1989.

Class III Directors

Brigitte M. Bren has served as a director of Ambassadors Group, Inc. since November 2001 and as a director of Ambassadors International, Inc., since February 2001. Since 1991, Ms. Bren has served as co-founder, president and chief executive officer of International Strategic Planning, Inc., an international business consulting firm specializing in advising U.S. companies expanding internationally. From 1999 to 2003, she served as of counsel to Arter & Hadden, LLP, in its Los Angeles office. From 1993 to 1995, Ms. Bren served as vice president of international marketing/sales and vice president of governmental affairs for Mark Goodson Productions.

Daniel G. Byrne has served as a director of Ambassadors Group, Inc. since May 2005. Since 1983, Mr. Byrne has served as Executive Vice President-Finance, Chief Financial Officer and Assistant Secretary of Sterling Financial Corporation. He is also the Assistant Secretary and Treasurer of INTERVEST Mortgage Investment Company and Action Mortgage Company, and the Secretary and Treasurer of Harbor Financial. Before joining Sterling, Mr. Byrne was employed by the accounting firm of Coopers & Lybrand in Spokane, Washington. He is a past Lieutenant Governor of Kiwanis International. Mr. Byrne is a past member of the Board of Trustees, its Executive Committee and the Finance Committee for Gonzaga Preparatory School. He is a member of the Board of Directors of Spokane Community Mental Health. He serves as a member of the American Institute of Certified Public Accountants, the Washington Society of Certified Public Accountants, the Financial Manager’s Society and the American Community Bankers Association and its Accounting Committee. Mr. Byrne is a certified public accountant and graduated from Gonzaga University in 1977 with a bachelor’s degree in Accounting.

Rafer L. Johnson has served as a director of Ambassadors Group, Inc. since November 2001 and as a director of Ambassadors International, Inc. since 1995. Mr. Johnson is a world and Olympic record holder in the decathlon. Mr. Johnson devotes a substantial amount of his time to mentally and physically handicapped children and adults. He has been associated with California Special Olympics since its inception in 1969, served as the president of its board of directors for 11 years, and currently is chairman of its board of governors. He has been appointed to national and international foundations and presidential commissions, with a concentration on youth development. Mr. Johnson also is national head coach for Special Olympics International and a member of its board of directors. In addition, Mr. Johnson serves on a variety of special boards and committees in the worlds of sports and community services.

Class II Directors

James M. Kalustian has served as a director of Ambassadors Group, Inc. since May 2006. Mr. Kalustian has served as vice president of the Pharmaceutical and Healthcare Business Unit of Fair Isaac Corporation (“Fair Issac”) from November 2004 to February 2006. Mr. Kalustian has served as vice president of Government Insurance Products division of Fair Issac since March 2006. He also has managed Fair Isaac’s Business Strategy Consulting Practice. From May 1999 to October 2004, Mr. Kalustian led the Healthcare Practice and Account Management Discipline and served as chief operating officer and a member of the board of directors of Braun Consulting, Inc. From 1994 to 1999, he was also a co-founder of Vertex Partners, a customer-focused strategic consulting firm that joined Braun in 1999. Prior to founding Vertex Partners, Mr. Kalustian served as a manager at the consulting firm of Corporate Decisions, Inc. (a division of Mercer Management Consulting), and in marketing positions for Raytheon Company, W.R. Grace & Company and Canada Dry.

John A. Ueberroth has served as chairman of the board of Ambassadors Group, Inc. since November 2001. Mr. Ueberroth also serves as chairman and chief executive officer of Preferred Hotel Group, Inc., a company in which he is the principal shareholder, since 2004. He served as co-chairman, director, chief executive officer and president of Ambassadors International, Inc. from 1995 to June 2004. He has also been a member of the board of directors of Navigant International from October 2003 to September 2006. Since 1989, Mr. Ueberroth has been a principal of Contrarian Group, Inc., an investment and management company. From 1990 to 1993, he served as chairman and chief executive officer of Hawaiian Airlines. From 1980 to 1989, Mr. Ueberroth served as president of Carlson Travel Group. In addition, Mr. Ueberroth has served as chairman of the Travel Industry Association of America during 1986 and 1987, and president of the United States Tour Operators Association during 1987 and 1988.

Joseph J. Ueberroth has served as a director of Ambassadors Group, Inc. since November 2001. He currently serves as president and chief executive officer of Ambassadors International, Inc., and has been a director of Ambassadors International, Inc., since August 2001. He also has served as president of Bellwether Financial since 1997. His other involvements include founder and co-chairman of BellPort Group, Inc., an international marina company, and as a general partner and managing member of CGI Opportunity Fund I and II, a venture capital operating company focused on early stage, high growth companies. Mr. Ueberroth serves on the board of directors of Ambassadors International, Enwisen, Melones, and International Greenhouse Products.

Relationships Among Directors or Executive Officers

Joseph J. Ueberroth, a member of the Company’s Board of Directors, is a nephew to John A. Ueberroth, the Company’s Chairman of the Board. Jeffrey D. Thomas, the Company’s chief executive officer, president and a member of the Company’s Board of Directors, is married to Margaret M. Thomas, the Company’s executive vice president, and president and chief operating officer of the Company’s wholly-owned subsidiary, Ambassador Programs, Inc. Other than these relationships, there are no family relationships among the directors or executive officers of the Company.

Meetings of the Board of Directors and Committees of the Board of Directors

During 2006, there were four meetings of the Board of Directors. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The members of each committee are selected by the majority vote of the Board of Directors. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

The Board of Directors has determined that each of the directors, except Jeffrey D. Thomas and John A. Ueberroth, is independent within the meaning of the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. (“Nasdaq”) director independence standards (“Listing Standards”), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission and the Nasdaq Listing Standards, as currently in effect.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee makes recommendations for selection of the Company’s independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company’s internal accounting controls and financial management practices.

The Audit Committee consists of Daniel G. Byrne, chairman, Brigitte M. Bren, Rafer L. Johnson, and Joseph J. Ueberroth. The Board of Directors has determined that, based upon his prior work experience and his tenure and experience on the Company’s Audit Committee, Mr. Byrne qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the Securities and Exchange Commission.

There were eight meetings of the Audit Committee during the fiscal year ended December 31, 2006. See Report of Audit Committee. The charter of the Audit Committee is attached as Appendix A to the Proxy Statement.

Compensation Committee

The Compensation Committee is responsible for determining compensation for the Company’s executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company’s 2001 Equity Participation Plan (the “Incentive Plan”). The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee consists of Richard D. C. Whilden, chairman, James M. Kalustian and Dale F. Frey. If Ricardo Lopez Valencia is elected to the Board of Directors at this year’s Annual Meeting, Mr. Valencia will serve on the compensation committee. There were four meetings of the Compensation Committee during the fiscal year ended December 31, 2006. See Compensation Committee Report.

Nominating Committee

The Nominating Committee evaluates nominations for new members of the Board of Directors. The Nominating Committee considers candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating Committee deems necessary to ascertain the candidates’ ability to serve on the Board of Directors. The Nominating Committee consists of Richard D. C. Whilden, chairman, James M. Kalustian, and Dale F. Frey. If Ricardo Lopez Valencia is elected to the Board of Directors at this year’s Annual Meeting, Mr. Valencia will serve on the nominating committee. The charter of the Nominating Committee is attached as Appendix A to the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission. There was one meeting of the Nominating Committee during the fiscal year ended December 31, 2006.

Director Nomination Process

The Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, Ambassadors Group, Inc., Dwight D. Eisenhower Building, 110 South Ferrall Street, Spokane, Washington 99202. The Company’s secretary will, in turn, forward the recommendation to the Nominating Committee. The recommendation should include the following information:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee;

•	The name and contact information for the candidate;

•	A statement of the candidate’s occupation and background, including education and business experience;

•	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•
A statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•	A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Stockholders must also comply with all requirements of the Company’s bylaws, a copy of which is available from the Company’s secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the committee generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

The Nominating Committee retained and paid a nominal fee to a third party consulting firm to identify, evaluate, and assist them in identifying Ricardo Lopez Valencia as a potential director nominee to the Board of Directors. The Nominating Committee (and prior to its formation, the Board of Directors) did not receive any stockholder recommendations for nomination to the Board of Directors in connection with this year’s Annual Meeting. The nominees for election at the Annual Meeting as Class I Directors are the incumbent directors, Jeffrey D. Thomas and Richard D. C. Whilden. In addition, the Nominating Committee has recommended and the Board of Directors has nominated Ricardo Lopez Valencia to be elected at the Annual Meeting. Stockholders wishing to submit nominations for next year’s annual meeting of stockholders must notify the Company of their intent to do so on or before the date specified under “Stockholder Proposals-Other Stockholder Proposals and Director Nominations.”

Compensation Committee Interlocks, Insider Participation in Compensation Decisions and Certain Transactions

The Compensation Committee is composed of three non-employee directors, Richard D. C. Whilden, chairman, James M. Kalustian and Dale F. Frey. No executive officer of the Company has served during 2006 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or the Compensation Committee. During fiscal 2006, no member of the Company’s Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 402(j) of Regulation S-K under the Exchange Act.

Invemed Catalyst Fund L.P. (the “Fund”) purchased 2,400,000 shares of the Company’s Common Stock in July 2003. In connection therewith, the Company agreed to fill a then-existing vacancy on the Board of Directors with a designee of the Fund (the “Fund Designee”). The Fund Designee was Dale F. Frey, who is a Class I member of the Company’s Board of Directors. Mr. Frey will not stand for re-election at this year’s Annual Meeting. Consequently, his term will expire on May 2, 2007.

The Board of Directors unanimously recommends that you vote FOR the election of each of Ricardo Lopez Valencia, Jeffrey D. Thomas and Richard D. C. Whilden as Class I Directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present and voting at the Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for the “Named Executive Officers,” as defined under the section entitled “Compensation of Executive Officers and Directors-Summary Compensation Table.” Please also refer to the more detailed compensation disclosures beginning with and following the “Summary Compensation Table” contained in this Proxy Statement.

Overview of Compensation Philosophy and Guiding Principles

The Company recognizes and values the critical role that executive leadership plays in its performance. The Company’s executive compensation philosophy is intended to ensure that executive compensation is aligned with its business strategy, objectives and stockholder interests, and is designed to attract, motivate and retain highly qualified and key executives. The Company’s executive compensation philosophy is designed to pay conservatively competitive salaries based on continuous improvements in corporate performance, and individual and team contributions that are aligned with stated business strategies and objectives. Executive compensation elements generally consist of a base salary, an annual cash bonus and long-term equity compensation.

Role of the Compensation Committee

The Company’s Board of Directors appoints members to the Compensation Committee to assist in recommending, managing, and reviewing executive compensation for the Named Executive Officers. The Compensation Committee reviews and approves salaries, annual bonuses, long-term incentive compensation, benefits, and other compensation in order to ensure that the Company’s executive compensation strategy and principles are aligned with its business strategy, objectives and stockholder interests. The Compensation Committee meets quarterly prior to the quarterly meeting of the Board of Directors. Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the Securities and Exchange Commission and the Nasdaq Listing Standards, as currently in effect.

Executive Compensation Methodology

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the Named Executive Officers. The Compensation Committee considers such corporate performance measures as net income, earnings per share, cash flow, growth and enrollments, and may vary its quantitative measurements from employee to employee, and from year to year. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall management contributions to the Company.

In general, the process by which the Compensation Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the following factors:

•	The Company’s executive compensation philosophy and practices
•	The Company’s performance relative to peers and industry standards
•	Success in attaining annual and long-term goals and objectives
•	Alignment of executive interests with stockholder interests through equity-based awards and performance-based compensation
•	Individual and team contributions, performance and experience
•	Total compensation and the mix of compensation elements for each Named Executive Officer

The Compensation Committee also evaluates the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies in the travel and marketing businesses. The Compensation Committee assesses competitive market compensation using a number of data sources reflecting industry practices of other organizations similar in size. The Compensation Committee reviews each component of the executive’s compensation against executive compensation surveys prepared by outside compensation consultants engaged by the Compensation Committee. The surveys used for comparison reflect compensation levels and practices for executives holding comparable positions at targeted peer-group companies. These surveys collect compensation data from peer-group companies based on the following primary characteristics: (1) market capitalization and annual revenues, and (2) revenue and earnings per share growth. The survey data utilized by the Compensation Committee generally includes:

•	base salary,
•	annual bonus,
•	total cash compensation,
•	pay adjustment trends,
•	long-term incentives,
•	retirement and capital accumulation,
•	benefits and perquisites, and
•	equity ownership.

In implementing the Company’s compensation program, the Compensation Committee seeks to achieve a balance between compensation and the Company’s annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company’s stockholders.

Executive Compensation Program Elements

The Compensation Committee regularly reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. In addition, the Compensation Committee reviews each component of the Named Executive Officer’s compensation against executive compensation surveys of a peer group prepared by outside compensation consultants with the intent to establish targeted levels of base salary, annual incentive bonus and long-term incentive compensation. For 2006, the Compensation Committee established a targeted median market rate (using a salary multiple approach) for base salary, annual bonuses and equity-based compensation. The particular elements of the compensation program for the Named Executive Officers consist of the following:

Base Salary. Base salary is set to attract and retain executive talent. Base salaries for the Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

Annual Incentive Bonus. Annual incentive bonuses are designed to focus the Company’s Named Executive Officers on annual operating achievement. Named Executive Officers are eligible for a target annual incentive bonus, calculated by the Compensation Committee as a percentage of the executive officer’s base salary. For 2006, the bonus targets for Named Executive Officers ranged from 50% to 200% of base annual salary, depending on the executive officer’s position. The Company pays annual incentive bonuses to its Named Executive Officers based upon the achievement of pre-established targets that are indicative of the Company’s performance, as well as individual performance milestones to the extent they are met by the executive officer. The annual incentive bonus for 2006 paid to each of the Named Executive Officers is shown in the “Bonus” column of the “Summary Compensation Table.”

Long-Term Incentive Compensation/Equity Based Awards. The Company’s long-term incentive program is designed to retain the Named Executive Officers and to align the interests of the Named Executive Officers with the interests of the Company’s stockholders. The Company’s long-term incentive program consists of periodic grants of stock options and restricted stock, which are made at the discretion of the Compensation Committee under the Incentive Plan. Decisions made by the Compensation Committee regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, contributions to the Company’s development, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years. Under the Incentive Plan, in addition to options and restricted stock, the Compensation Committee may also grant, in its discretion, stock appreciation rights and may make other awards.

The Compensation Committee typically grants awards to the Named Executive Officers under the Incentive Plan at its fourth-quarter meeting held each year. Except in very limited circumstances, the Compensation Committee does not grant equity awards to Named Executive Officers at other times during the year. All equity awards are made at fair market value on the date of grant, which is the date on which the Compensation Committee authorizes the grant. Under the Incentive Plan, fair market value is determined by the closing price of the Company’s Common Stock on the date of grant.

Benefits and Perquisites. Benefits and perquisites are designed to attract and retain key employees. Currently, the Named Executive Officers are eligible to participate in benefit plans available to all employees including our 401(k) Plan and the Incentive Plan. Other benefits and perquisites are limited and are provided at the discretion of the Compensation Committee. These benefits include medical and dental health insurance plans and life and long-term disability insurance plan benefits. The 401(k) Plan and the medical and dental plans require each participant to pay a contributory amount. The Company provides a matching contribution to its 401(k) Plan, that is discretionary, for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. Under the Company’s long-term disability insurance plan, the Company pays insurance premiums of up to $50,000. The Company also supports and encourages Named Executive Officers to hold memberships at local country clubs, for which the Company pays business-related expenses. The Company requires that any personal use of country club facilities for exercise or food be paid directly by the Named Executive Officer.

Total Compensation Mix

The Compensation Committee believes that the elements described above provide a well proportioned mix of security-oriented compensation, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. The Company believes this compensation mix provides the Named Executive Officers a measure of security as to the minimum levels of compensation they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of highly qualified executive talent by our competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. The Company believes that its compensation mix results in a pay-for-performance orientation that is aligned with its compensation philosophy to pay median pay for median performance and above-market pay for superior performance.

Employment Agreements

On September 27, 2006, we entered into an employment agreement with Jeffrey D. Thomas, the Company’s President and Chief Executive Officer. The terms of Mr. Thomas’ employment agreement are summarized below under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements.” The Company has not entered into employment agreements with any other Named Executive Officer.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee considers applicable tax, securities laws and accounting regulation in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of the Statement of Financial Accounting Standard No. 123, “Share-Based Payment” (“SFAS 123R”), which the Company adopted in 2006, on the Company’s use of equity-based awards. This consideration factored heavily in the Company’s decision with respect to restricted stock and stock options grants made in 2006. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Internal Revenue Code (the “Code”) with respect to annual compensation exceeding $1.0 million and Section 280(b) of the Code with respect to change in control payments exceeding specified limits.

Executive Officers

Jeffrey D. Thomas, age 40, has served as chief executive officer and president of Ambassadors Group, Inc. since November 2001. He has served as president of Ambassador Programs, Inc., from August 1996 through July 2002, and chief executive officer since January 2000. For Ambassadors International, Inc., he served as chief financial officer between January 1996 and February 2002. From 1989 to 1995, Mr. Thomas held a variety of strategy and business development positions with Adia Personnel Services (now Adecco), Contrarian Group, Inc., and Corporate Decisions, Inc.

Chadwick J. Byrd, age 35, has served as chief financial officer and secretary of Ambassadors Group, Inc. since July 2005. Mr. Byrd served as chief group controller of Fred. Olsen Energy ASA (“Fred Olsen”) in Oslo, Norway beginning in 2004. He also served as corporate controller and financial controller of Fred Olsen between 1999 and 2003. Headquartered in Oslo, Norway, Fred Olsen provides international exploration and production services to the offshore oil and gas industry. Before joining Fred Olsen, Mr. Byrd was in public accounting employed by KPMG between 1995 and 1999.

Margaret M. Thomas, age 40, has served as executive vice president of Ambassadors Group, Inc. since November 2001. She served as chief financial officer and secretary of Ambassadors Group, Inc., from November 2001 through October 2003. She has also served as president of Ambassador Programs, Inc., since August 2002, chief operating officer of Ambassador Programs, Inc., since January 2002, and chief financial officer of Ambassador Programs, Inc., from November 1997 through May 2006. Ms. Thomas served as treasurer of Ambassadors International, Inc., from February 1999 through February 2002. From 1988 to 1995, Ms. Thomas was in public accounting and employed by Ernst & Young LLP, and PricewaterhouseCoopers LLP, and also was the financial reporting officer for Physio-Control Corporation.

Summary Compensation Table

The following table sets forth the compensation for the principal executive officer, the principal financial officer, and the three highest-paid executive officers of the Company serving as executive officers on December 31, 2006 whose individual remuneration exceeded $100,000 for the fiscal year ended December 31, 2006 (the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
Jeffrey D. Thomas, Chief Executive Officer and President	2006	400,000	783,000	686,500	623,350	—	—	9,353	2,502,203
Margaret M. Thomas, Executive Vice President	2006	200,000	400,000	82,380	57,540	—	—	6,999	746,919
Chadwick J. Byrd, Chief Financial Officer and Secretary	2006	135,000	97,500	27,460	19,180	—	—	7,760	286,900

[1]	The amounts in the “Stock Awards” column are calculated using the provisions of SFAS 123R.
[2]	The amounts in the “Option Awards” column are calculated using the provisions of SFAS 123R.
[3]	Individual breakdowns of amounts set forth in “All Other Compensation” are as follows:

Name	Matching 401(k) Contri- butions $	Membership Dues $	Medical and Dental Health Insurance Payments $	Life and L-T Disability Insur- ance Payments $	Total All Other Compensation $
Jeffrey D. Thomas	1,766	2,655	3,872	1,060	9,353
Margaret M. Thomas	1,511	1,056	3,872	560	6,999
Chadwick J. Byrd	2,700	—	4,662	398	7,760

Company Plans

2001 Equity Participation Plan

The Company’s officers, directors and employees are eligible to receive restricted stock and options to purchase shares of the Company’s Common Stock under the Company’s Incentive Plan. Stock options have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Stock options expire ten years after the date of grant and vest over four years, at 25% per year. Restricted stock vests 100% after four years from the date of grant for employees, and vests 100% after one year from the date of grant for directors.

During the fiscal year ended December 31, 2006, options to purchase 104,203 shares of the Company’s Common Stock were granted under the Incentive Plan. In addition, during the Company’s 2006 fiscal year, 38,636 shares of restricted stock were granted under the Incentive Plan. During the fiscal year ended December 31, 2006, 35,880 shares of Common Stock were forfeited under the Incentive Plan. Options to purchase shares of Common Stock and restricted stock grants totaling 1,753,363 shares of Common Stock were outstanding and held by 109 officers, directors and employees at December 31, 2006. As of December 31, 2006, the weighted-average exercise price of the outstanding options and stock grants was $9.79

Profit Sharing Plan

In March 2002, the Company established a 401(k) Profit-Sharing Plan (the “401(k) Plan”). Employees are eligible to participate in the 401(k) Plan upon six months of service and 18 years of age. Employees may contribute up to 92% of their salary, subject to the maximum contribution allowed by the Internal Revenue Service. The Company’s matching contribution is discretionary based upon approval by management. Employees are 100% vested in their contributions and vest in Company matching contributions equally over four years. During the year ended December 31, 2006, the Company contributed approximately $143,000 to the 401(k) Plan.

Equity Compensation Plan Information

(c)
Number of securities
	(a)	(b)	remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	1,753,363	$9.79	781,255
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,753,363	$9.79	781,255

Grants of Plan-Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2006 to each of our Named Executive Officers.

								All Other	All Other
								Stock	Option
		Estimated Future			Estimated Future			Awards:	Awards:
		Payouts Under Non-			Payouts Under			Number of	Number of	Exercise or	Grant Date Fair
		Equity Incentive			Equity Incentive			Shares of	Securities	Base Price	Value of
		Plan Awards[1] ($)			Plan Awards[1] (#)			Stock or	Underlying	of Option	Options and
Name and Principal Position	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units[2] (#)	Options[3] (#)	Awards[4] ($/Sh)	Awards[5] ($)
Jeffrey D. Thomas	11/9/06	—	—	—	—	—	—	25,000	65,000	$27.46	1,309,850
Chief Executive Officer and
President
Margaret M. Thomas	11/9/06	—	—	—	—	—	—	3,000	6,000	$27.46	139,920
Executive Vice President
Chadwick J. Byrd	11/9/06	—	—	—	—	—	—	1,000	2,000	$27.46	46,640
Chief Financial Officer

[1]	The Company does not maintain a non-equity or equity plan that provides for payments based upon achievement of threshold, target and/or maximum goals.
[2]	Restricted stock vests 100% after four years from the date of grant.
[3]	The option grants vest over four years at 25% year, and expire after ten years.
[4]	The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
[5]
The grant date fair value of the stock options and restricted stock awards shown in the table above was computed in accordance with SFAS 123R and represents the total projected expense to the Company of grants made in 2006.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of December 31, 2006.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number	Value of	Shares,	Shares,
	Securities	Securities	Securities			of Shares	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			or Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights	Rights
Name and Principal	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Position	Exercisable(#)	Unexercisable[1](#)	Options(#)	Price[2]($)	Date	Vested[3](#)	Vested[4]($)	Not Vested	Not Vested
Jeffrey D. Thomas	34,168	—	—	$3.11	11/05/09			—	—
Chief Executive	51,250	—	—	$3.48	2/11/10
Officer and	85,418	—	—	$3.99	5/31/10
President	250,000	—	—	$6.00	3/01/12
	45,177	15,059	—	$9.75	11/07/13
	50,752	50,752	—	$16.74	11/18/14
	21,411	64,235	—	$26.80	11/11/15
	—	65,000	—	$27.46	11/09/16
						136,117[5]	$4,131,090

Margaret M. Thomas	13,668	—	—	$8.56	5/15/08			—	—
Executive Vice	13,668	—	—	$7.68	8/05/08
President	6,834	—	—	$4.83	11/13/08
	17,084	—	—	$3.99	5/31/10
	3,418	—	—	$4.96	11/03/10
	90,000	—	—	$6.00	3/01/12
	14,694	4,898	—	$9.75	11/07/13
	5,639	5,639	—	$16.74	11/18/14
	3,000	9,000	—	$26.80	11/11/15
	—	6,000	—	$27.46	11/09/16
						12,286[6]	$372,880

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number	Value of	Shares,	Shares,
	Securities	Securities	Securities			of Shares	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			or Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights	Rights
Name and Principal	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Position	Exercisable(#)	Unexercisable[1](#)	Options(#)	Price[2]($)	Date	Vested[3](#)	Vested[4]($)	Not Vested	Not Vested
Chadwick J. Byrd	7,500	22,500	—	$21.09	8/12/15			—	—
Chief Financial	—	2,000	—	$27.46	11/09/16
Officer						1,000[7]	$30,350

[Missi

[1]	Each option grant has a ten-year term and vests pro rata over four years beginning on the first anniversary of the grant date.
[2]	The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
[3]	Restricted stock vests 100% after four years from the date of grant.
[4]	The market value of shares of restricted stock that has not vested was determined using the closing date market price of the Company’s Common Stock on December 29, 2006, $30.35 per share.
[5]	Consists of: (i) 78,572 shares granted on November 18, 2004; (ii) 32,545 shares granted on November 11, 2005; and (iii) 25,000 shares granted on November 9, 2006.
[6]	Consists of: (i) 4,286 shares granted on November 18, 2004; (ii) 5,000 shares granted on November 11, 2005; and (iii) 3,000 shares granted on November 9, 2006.
[7]	Consists of 1,000 shares granted on November 9, 2006.

Option Exercises and Stock Vested Table

The following table sets forth certain information with respect to exercised options and vested stock awards for the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name and Principal Position	on Exercise	on Exercise[1] ($)	on Vesting	on Vesting ($)
Jeffrey D. Thomas	78,134	$1,853,199	—	—
Chairman of the Board and Chief Executive Officer
Margaret M. Thomas	—	—	—	—
Executive Vice President
Chadwick J. Byrd	—	—	—	—
Chief Financial Officer

[1]	Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

Pension Benefits

The Company does not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

The Company does not maintain any non-qualified defined contribution or deferred compensation plans.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Terms of Employment

On September 27, 2006, the Company entered into an Employment Agreement with its President and Chief Executive Officer, Jeffrey D. Thomas. Pursuant to the terms of the Employment Agreement, Mr. Thomas will receive an annual base salary of $400,000, which will be reviewed at least annually by the Company’s Compensation Committee. In addition, he will be eligible to receive an annual cash incentive bonus. The Employment Agreement also provides that the Compensation Committee may grant stock options and restricted stock to Mr. Thomas under the Company’s Incentive Plan while he is employed by the Company. During the term of Mr. Thomas’ employment, he will be entitled to participate in all employee pension and welfare plans and programs that are generally made available to the Company’s senior members of management (“Benefit Programs”). In addition, the Company will advance or reimburse Mr. Thomas for all reasonable travel and entertainment required by the Company and other reasonable expenses incurred in connection with the performance of his services under the Employment Agreement. Mr. Thomas is entitled to no less than twenty-five (25) days of vacation each fiscal year, during which time his compensation will be paid in full. Mr. Thomas is also entitled to a vacation allowance that will be applied and extended under the same terms and conditions as are generally made available to other senior members of the Company’s management. Unless the Employment Agreement is earlier terminated as set forth below, Mr. Thomas’ employment will terminate eighteen (18) months following the date that either the Company or Mr. Thomas notifies the other in writing that the notifying party elects to terminate such employment.

Termination of Employment under Specific Circumstances Triggering Payment

In the event the Employment Agreement is terminated for any of the reasons set forth below, Mr. Thomas will be entitled to receive certain compensation as more fully described herein:

Termination for “Cause” or without “Good Reason”

The Company may terminate the Employment Agreement for “Cause” by delivering written notice to Mr. Thomas. Termination will be effective on the date notice is received by Mr. Thomas or such later date as specified in the notice. For purposes of the Employment Agreement, “Cause” means any of the following events: (a) Mr. Thomas is convicted, or pleads guilty or nolo contendre to, a felony or a crime involving moral turpitude; (b) Mr. Thomas engages in gross negligence or gross or willful misconduct in connection with the performance of his responsibilities under the Employment Agreement; (c) after written notice to Mr. Thomas, he repeatedly fails to comply materially with any material Company policy; or (d) Mr. Thomas materially breaches any material term or provision of the Employment Agreement and fails to cure such breach within thirty (30) days after he receives written notice from the Company.

In addition, Mr. Thomas may terminate his employment without “Good Reason” as defined in the Employment Agreement by delivering written notice to the Company. Termination will be effective eighteen (18) months after the date notice is received by the Company, or sooner at the election of the Board of Directors, but in no event less than six (6) months after the Company’s receipt of the notice. For purposes of the Employment Agreement “Good Reason” means any of the following events:

(a)
Withdrawal by the Company from Mr. Thomas of any substantial part of his duties then being performed, or responsibility or authority then being carried on by him, or a material change in Mr. Thomas’ reporting lines;

(b)	Assignment by the Company to Mr. Thomas of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by Mr. Thomas;
(c)	Material reduction in the level of Mr. Thomas’ responsibility, authority, autonomy, title, compensation, executive perquisites, or other employee benefits;
(d)	Failure to keep Mr. Thomas in office as President and Chief Executive Officer of the Company;
(e)	The Company materially breaches any material term or provision of the Employment Agreement and fails to cure such breach within thirty (30) days after it receives written notice from Mr. Thomas;
(f)	Fraud on the part of the Company; or
(g)	Discontinuance of the active operation of business of the Company.

If Mr. Thomas is terminated by the Company for “Cause” or Mr. Thomas terminates his employment without “Good Reason,” then Mr. Thomas will be entitled to receive any unpaid salary, unpaid expenses, unpaid vacation days, and any other benefits provided to him under the Company’s Benefit Programs through the date of his termination. The Employment Agreement also contains certain restrictive covenants and other prohibitions that preclude Mr. Thomas from competing with the Company or soliciting its employees or customers for two (2) years from the effective date of termination of his employment. In consideration for these obligations and covenants to be performed by Mr. Thomas following termination by the Company for “Cause” or termination by Mr. Thomas without “Good Reason,” Mr. Thomas will be entitled to receive (1) $100,000 on the effective date of termination of his employment, plus (2) an amount equal to the average annual base salary plus the average annual bonus paid to Mr. Thomas for the two (2) full fiscal years immediately preceding his termination less $100,000, one (1) year following the date of his termination, provided that Margaret Thomas is employed by the Company during the entire one (1) year period.

If Mr. Thomas were terminated by the Company for “Cause” or Mr. Thomas terminated his employment without “Good Reason” on December 31, 2006, the maximum severance payments owed to Mr. Thomas would have been as follows:

Termination for “Cause” or without “Good Reason”
Unpaid Salary	$-
Unpaid Expenses	-
Unpaid Vacation Days	46,152
Amounts due under Benefit Programs[1]	-
Noncompete/Nonsolicitation Payment[2]	2,708,980

Total[3]	$2,755,132

[1]	Consists of life and disability insurance benefits.
[2]
In determining the annual bonuses to be paid to Mr. Thomas as a portion of the Noncompete/Nonsolicitation Payment, the Company included the cash amounts owed to Mr. Thomas as well as the value ascribed for financial accounting purposes on the date of grants of any stock options and/or restricted stock issued to Mr. Thomas.

[3]
Any payments or other consideration to be received are subject to the deduction limitations and tax imposed by Sections 280G and 4999 of the Code, or to any similar tax imposed by state or local law, or to any interest or penalties with respect to such taxes (collectively “Excise Tax”). Any such payments and value of the other consideration will be reduced, or refunded, as the case may be, by the minimum amount necessary so as to avoid the application of any Excise Tax.

Termination without “Cause” or with “Good Reason”

Under the terms of the Employment Agreement, the Company may terminate Mr. Thomas’ employment without “Cause” by delivering written notice to him. In this case, termination will be effective on the date that notice is received by Mr. Thomas or such later date, not to exceed three (3) months, as may be specified in the notice. In addition, under the terms of the Employment Agreement, Mr. Thomas may terminate his employment with “Good Reason” by delivering written notice to the Company. In this case, termination will be effective thirty (30) days after the date notice is received by the Company or such later date, not to exceed three (3) months, as may be selected by the Board of Directors. In the event the Company terminates Mr. Thomas’ employment without “Cause” or Mr. Thomas terminates his employment with “Good Reason,” then on the effective date of termination, the Company will pay Mr. Thomas any unpaid salary, unpaid expenses, unpaid vacation days, a prorated bonus and any benefits provided to him under the Company’s Benefit Programs. In addition, the Company will be required to pay Mr. Thomas an amount equal to the projected costs of his medical insurance for eighteen (18) months immediately following termination. Furthermore, all of Mr. Thomas’ unvested stock options and stock grants will fully vest upon the date his termination becomes effective. The Employment Agreement also contains certain restrictive covenants and other prohibitions that preclude Mr. Thomas from competing with the Company or soliciting its employees or customers for two (2) years from the effective date of termination of his employment. In consideration for these obligations and covenants to be performed by Mr. Thomas following termination by the Company without “Cause” or termination by Mr. Thomas with “Good Reason,” Mr. Thomas will be entitled to receive an amount equal to the average annual base salary plus the average annual bonus paid to Mr. Thomas for the two (2) full fiscal years immediately preceding his termination.

If Mr. Thomas had been terminated on December 31, 2006 without “Cause” or Mr. Thomas resigned with “Good Reason” on December 31, 2006, the maximum severance payments owed to Mr. Thomas would have been as follows:

Termination without “Cause” or for “Good Reason”
Unpaid Salary	$-
Unpaid Expenses	-
Unpaid Vacation Days	46,152
Prorated Bonus	800,000
Amounts due under Benefit Programs[1]	-
Medical Insurance	8,361
Accelerated Vesting of Stock Options and Restricted Stock[2]	5,548,237
Noncompete/Nonsolicitation Payment[3]	2,708,980

Total[4]	$9,111,730

[1]	Consists of life and disability insurance benefits.
[2]
The stock option value is calculated by multiplying the number of unvested shares by the difference between the grant price and the closing stock price on December 29, 2006 ($30.35). The value of restricted stock is calculated by multiplying the number of unvested shares by the closing stock price on December 29, 2006.

[3]
In determining the annual bonuses to be paid to Mr. Thomas as a portion of the Noncompete/Nonsolicitation Payment, the Company included the cash amounts owed to Mr. Thomas as well as the value ascribed for financial accounting purposes on the date of grants of any stock options and/or restricted stock issued to Mr. Thomas.

[4]
Any payments or other consideration to be received are subject to the deduction limitations and tax imposed by Sections 280G and 4999 of the Code, or to any Excise Tax. Any such payments and value of the other consideration will be reduced, or refunded, as the case may be, by the minimum amount necessary so as to avoid the application of any Excise Tax.

Termination without “Cause” or with “Good Reason” in Connection with a “Change in Control”

In the event the Company terminates Mr. Thomas’ employment without “Cause” or Mr. Thomas terminates his employment with “Good Reason,” and the notice of termination is given in anticipation of, or within the two (2) year period immediately following a “Change in Control,” Mr. Thomas will be entitled to receive, in addition to the amounts provided for in the Section entitled “Termination without ‘Cause’ or with ‘Good Reason’” set forth above, an amount equal to the average of his annual base salary and average annual bonus for the two (2) full fiscal years immediately preceding termination. For purposes of the Employment Agreement, “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, license, exchange or other transfer to a party not affiliated with the Company (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of Company; (ii) a merger or consolidation of the Company and the Company is not the surviving entity; (iii) a reorganization or liquidation of the Company; or (iv) a merger, consolidation, tender offer or any other transaction involving the Company, if the equity holders of the Company immediately before such merger, consolidation, tender offer or other transaction do not own, directly or indirectly, immediately following such merger, consolidation, tender offer or other transaction, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation, tender offer or other transaction.

If Mr. Thomas had been terminated on December 31, 2006 without “Cause” or Mr. Thomas resigned with “Good Reason” on December 31, 2006 in connection with a “Change in Control,” the maximum severance payments owed to Mr. Thomas would have been as follows:

Termination without “Cause” or for “Good Reason” in connection with a “Change in Control”
Unpaid Salary	$-
Unpaid Expenses	-
Unpaid Vacation Days	46,152
Prorated Bonus	800,000
Amounts due under Benefit Programs[1]	-
Medical Insurance	8,361
Accelerated Vesting of Stock Options and Restricted Stock[2]	5,548,237
Noncompete/Nonsolicitation Payment[3]	2,708,980
Amount due upon Change in Control[4]	2,708,980

Total[5]	$11,820,710

[1]	Consists of life and disability insurance benefits.
[2]
The stock option value is calculated by multiplying the number of unvested shares by the difference between the grant price and the closing stock price on December 29, 2006 ($30.35). The value of restricted stock is calculated by multiplying the number of unvested shares by the closing stock price on December 29, 2006.

[3]
In determining the annual bonuses to be paid to Mr. Thomas as a portion of the Noncompete/Nonsolicitation Payment, the Company included the cash amounts owed to Mr. Thomas as well as the value ascribed for financial accounting purposes on the date of grants of any stock options and/or restricted stock issued to Mr. Thomas.

[4]
In determining the annual bonuses to be paid to Mr. Thomas as a portion of the payment owed to him upon a “Change in Control,” the Company included the cash amounts owed to Mr. Thomas as well as the value ascribed for financial accounting purposes on the date of grants of any stock options and/or restricted stock issued to Mr. Thomas.

[5]
Any payments or other consideration to be received are subject to the deduction limitations and tax imposed by Sections 280G and 4999 of the Code, or to any Excise Tax. Any such payments and value of the other consideration will be reduced, or refunded, as the case may be, by the minimum amount necessary so as to avoid the application of any Excise Tax.

Death or Permanent Disability

Pursuant to the terms of the Employment Agreement, Mr. Thomas’ employment will terminate immediately upon the date of his death. In the event that Mr. Thomas becomes physically or mentally disabled so as to become unable for more than one hundred eighty (180) days in the aggregate in any twelve (12) month period to perform his duties on a full-time basis with reasonable accommodations, the Company may, at its sole discretion, terminate Mr. Thomas’ employment. Upon the date of Mr. Thomas’ death, if during the term of his employment, or upon the Company’s termination of his employment due to a disability, then Mr. Thomas will be entitled to all unpaid salary, unpaid expenses, unpaid vacation days, a prorated bonus and any benefits provided to him under the Company’s Benefit Programs through the date of his death or termination for disability. In addition, all of Mr. Thomas’ unvested stock options and stock grants in Company will fully vest on the date of his termination of employment with the Company.

If Mr. Thomas died or the term of his employment was terminated on December 31, 2006 due to a disability, the maximum severance payments owed to Mr. Thomas would have been as follows:

Death or Disability
Unpaid Salary	$-
Unpaid Expenses	-
Unpaid Vacation Days	46,152
Prorated Bonus	800,000
Amounts due under Benefit Programs[1]	50,000
Accelerated Vesting of Stock Options and Restricted Stock[2]	5,548,237

Total[3]	$6,444,389

[1]	Consists of life and disability insurance benefits.
[2]
The stock option value is calculated by multiplying the number of unvested shares by the difference between the grant price and the closing stock price on December 29, 2006 ($30.35). The value of restricted stock is calculated by multiplying the number of unvested shares by the closing stock price on December 29, 2006.

[3]
Any payments or other consideration to be received are subject to the deduction limitations and tax imposed by Sections 280G and 4999 of the Code, or to any Excise Tax. Any such payments and value of the other consideration will be reduced, or refunded, as the case may be, by the minimum amount necessary so as to avoid the application of any Excise Tax.

Director Compensation Table

The following table provides compensation information for the fiscal year ended December 31, 2006 for each member of the Company’s Board of Directors.

Change in
Pension
Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred	All Other
	or Paid in	Stock	Option	Incentive Plan	Compensation	Compen-
Name[1]	Cash ($)	Awards[2] ($)	Awards[2] ($)	Compensation ($)	Earnings	sation[3] ($)	Total ($)
James M. Kalustian	18,000	12,495	12,717	—	—	—	43,212
John A. Ueberroth	100,000	—	—	—	—	5,445	105,445
Joseph J. Ueberroth	24,000	12,495	12,717	—	—	—	49,212
Dale F. Frey	24,000	12,495	12,717	—	—	—	49,212
Jeffrey D. Thomas [4]	—	—	—	—	—	—	—
Richard D. C. Whilden	31,000	12,495	12,717	—	—	—	56,212
Brigitte M. Bren	24,000	12,495	12,717	—	—	—	49,212
Daniel G. Byrne	31,000	12,495	12,717	—	—	—	56,212
Rafer L. Johnson	24,000	12,495	12,717	—	—	10,000	59,212

[1]
As the Company’s Chairman of the Board, John A. Ueberroth receives an annual $100,000 fee paid in cash. Each of the Company’s other, non-employee directors receive an annual fee of approximately $45,000 per year, paid $20,000 in cash and approximately $25,000 in equity. Moreover, each of the Company’s non-employee directors receive $1,000 per Board meeting attended. Equity compensation is split between options and restricted stock grants. Pursuant to the Incentive Plan, each grant of non-qualified stock options is granted at the fair market value of the Common Stock on the date of grant, and vests in four equal annual installments commencing one year from the date of grant. Each grant of restricted stock is granted at the fair market value of the Common Stock on the date of grant and vests one year from the date of grant. Committee chairpersons receive $7,000 annually. Committee members also receive up to $1,000 per committee meeting attended, when the committee meeting takes place on a day other than a Board meeting. These amounts are payable in cash. Additionally, each director is reimbursed for certain out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

[2]	Amounts calculated utilizing the provisions of SFAS 123R.
[3]	Consists of membership dues paid for John A. Ueberroth and speaking engagement fees paid to Rafer L. Johnson.
[4]	See “Summary Compensation Table” for disclosure related to Jeffrey D. Thomas who is a Named Executive Officer.

Certain Relationships and Related Transactions

During the fiscal year ended December 31, 2006, the Company did not enter into any transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company’s 2007 Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE

Richard D. C. Whilden, Chairman
James M. Kalustian
Dale F. Frey

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of stock of the Company beneficially owned as of March 12, 2007, by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class of Common Stock
Morgan Stanley (2)	2,210,985	10.7%
Peter V. Ueberroth (3)	1,500,000	7.3%
Punch Card Capital, LLC. (4)	1,217,881	5.9%
Eagle Asset Management, Inc. (5)	1,114,687	5.4%
Barclays Global Investors NA (CA) (6)	1,055,592	5.1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock, which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after March 12, 2007, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
The address of Morgan Stanley is 1585 Broadway, New York, New York 10036. The Company is reporting this stock ownership based upon a Schedule 13F report filed by this person with the Securities and Exchange Commission.

(3)	The shares are held in a family trust of which Mr. Peter Ueberroth is a co-trustee. Mr. Peter Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(4)
The address of Punch Card Capital, LLC is P.O. Box 334, Gotha, FL 34734-0334. The Company is reporting this stock ownership based upon a Schedule 13G report filed by this person with the Securities and Exchange Commission.

(5)
The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, FL 33716. The Company is reporting this stock ownership based upon a Schedule 13F report filed by this person with the Securities and Exchange Commission.

(6)
The address of Barclays Global Investors NA (CA) is 45 Fremont Street, San Francisco, CA 94105. The Company is reporting this stock ownership based upon a Schedule 13F report filed by this person with the Securities and Exchange Commission.

The following table sets forth the amount of Common Stock of the Company beneficially owned as of March 12, 2007, by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:
	Amount and
	Nature of
	Beneficial
	Ownership of	Percent of Class of
Name of Beneficial Owner	Common Stock (1)	Common Stock
John A. Ueberroth (2)	920,000	4.4%
Jeffrey D. Thomas (3)	879,689	4.2%
Margaret M. Thomas (4)	879,689	4.2%
Chadwick J. Byrd (5)	8,500	*
Brigitte M. Bren (6)	12,022	*
James M. Kalustian (7)	693	*
Dale F. Frey (8)	17,022	*
Rafer L. Johnson (9)	22,022	*
Daniel G. Byrne (10)	3,240	*
Joseph J. Ueberroth (11)	176,262	*
Richard D. C. Whilden (12)	31,262	*
All directors and executive officers as a group (11 people) (13)	2,950,401	14.1%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock, which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after March 12, 2007, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Chairman of the Board of Directors of the Company. Does not include 16,000 shares owned by John and Gail Ueberroth Family Foundation for which Mr. Ueberroth has shared voting power. Mr. John Ueberroth’s address is 26 Corporate Plaza, Suite 150, Newport Beach, CA 92660.

(3)
Chief Executive Officer and President of the Company. Includes 173,507 shares of Common Stock and options to purchase 706,182 shares of Common Stock issued under the Incentive Plan. Also includes 168,005 options to purchase Common Stock beneficially owned by his spouse Margaret M. Thomas. Mr. Thomas’ address is 110 South Ferrall Street, Spokane, WA 99202.

(4)
Executive Vice President of the Company. Includes 173,507 shares of Common Stock and options to purchase 706,182 shares of Common Stock issued under the Incentive Plan. Also includes 538,177 options to purchase Common Stock beneficially owned by her spouse Jeffrey D. Thomas. Ms. Thomas’ address is 110 South Ferrall Street, Spokane, WA 99202.

(5)
Chief Financial Officer and Secretary of the Company. Includes options to purchase 7,500 shares of Common Stock issued under the Incentive Plan. Mr. Byrd’s address is 110 South Ferrall Street, Spokane, WA 99202.

(6)	Director. Includes options to purchase 10,792 shares of Common Stock issued under the Incentive Plan. Ms. Bren’s address is P.O. Box 2648, Beverly Hills, CA 90213.

(7)	Director. Includes options to purchase 245 shares of Common Stock issued under the Incentive Plan. Mr. Kalustian’s address is 215 Wachusett Ave., Arlington, MA 02174.

(8)	Director. Includes options to purchase 15,792 shares of Common Stock issued under the Incentive Plan. Mr. Frey’s address is 110 South Ferrall Street, Spokane, WA 99202.

(9)	Director. Includes options to purchase 20,792 shares of Common Stock issued under the Incentive Plan. Mr. Johnson’s address is 5875 Green Valley Circle, Suite 200, Culver City, CA 90230-6901.

(10)	Director. Includes options to purchase 792 shares of Common Stock issued under the Incentive Plan. Mr. Byrne’s address is 111 N. Wall Street, Spokane, WA 99201.

(11)	Director. Includes options to purchase 7,792 shares of Common Stock issued under the Incentive Plan. Mr. Joseph Ueberroth’s address is 1071 Camelback Street, Newport Beach, CA 92660.

(12)	Director. Includes options to purchase 20,792 shares of Common Stock issued under the Incentive Plan. Mr. Whilden’s address is 106 S. Poinsettia Avenue, Manhattan Beach, CA 90266.

(13)	Includes 790,677 shares of Common Stock issuable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended December 31, 2006, and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders have been complied with.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On May 16, 2005, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. On that same date, the Audit Committee of the Board of Directors of the Company appointed BDO Seidman, LLP (“BDO”) as its independent registered public accounting firm. BDO has served as the Company’s independent registered public accounting firm for the last two fiscal years.

The Delaware General Corporation Law does not require the ratification of the selection of independent registered public accounting firm by the Company’s stockholders. As a result, no accounting firm has been recommended to be ratified by the Company’s stockholders as the independent registered public accounting firm for the fiscal year ending December 31, 2007. The Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year, if they determine that such a change would be in the best interests of the Company and its stockholders.

A representative of BDO will be present at this year’s Annual Meeting of Stockholders. The representative may have an opportunity to make a statement if he or she desire to do so, and may be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table represents fees charged for professional audit services rendered by BDO for the audit of the Company’s financial statements for the years ended December 31, 2006 and 2005, and fees billed by BDO for other services during those years.

	2006	2005
Audit Fees	$301,000	$288,000
Audit - Related Fees	---	---
Tax Fees	---	---
All Other Fees	9,000	8,000
Total	$310,000	$296,000

The following table represents fees charged for professional audit services rendered by PwC for the audit of the Company’s financial statements for the years ended December 31, 2006 and 2005, and fees billed by PwC for other services during those years.

	2006	2005
Audit Fees	$13,000	$16,000
Audit - Related Fees	---	---
Tax Fees	51,000	32,000
All Other Fees	12,000	38,000
Total	$76,000	$86,000

Audit Fees consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and the review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO and PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services, primarily related to the audit of the Company’s employee benefit plan financial statements, and are not reported under “Audit Fees.”

Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance (domestic and international).

All Other Fees consist of fees for products and services other than the services described above. In fiscal 2006 and 2005, this included international tax and other advisory services.

Audit Committee’s Pre-Approval Policy

During 2006, the Audit Committee of the Board of Directors operated under policies and procedures pre-approving all audit and non-audit services provided by the independent registered public accounting firm and prohibiting certain services of being provided by the independent registered public accounting firm. The Company may not engage its independent registered public accounting firm to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.

On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent registered public accounting firm during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence.

If the cost of any service exceeds the pre-approved monetary limit, such service must be approved by the Audit Committee. The Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve any audit or non-audit services to be provided to the Company by the independent registered public accounting firm for which the cost is less than $20,000 per quarter. The chairman must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting.

Independence

The Audit Committee has considered whether BDO’s provision of services other than its audit of the Company’s annual financial statement and its review of the Company’s quarterly financial statements is compatible with maintaining such independent registered public accounting firm’s independence and has determined that it is compatible.

REPORT OF AUDIT COMMITTEE

The Audit Committee is composed of four non-employee directors, Daniel G. Byrne, chairman and financial expert, Brigitte M. Bren, Rafer L. Johnson and Joseph J. Ueberroth, all of whom meet the independence and experience requirements of the Securities and Exchange Commission and the Nasdaq Listing Standards, as currently in effect. The Audit Committee met eight times during 2006.

At each of its meetings, the Committee met with the senior members of the Company’s financial management team and representatives from the independent registered public accounting firm. The Committee’s agenda is established by the Committee’s chairman and the Company’s chief financial officer. During the year, the Committee had private sessions with the Company’s independent registered public accounting firm at which candid discussions of financial management, accounting and internal control issues took place.

The Committee recommended to the Board of Directors the engagement of BDO Seidman, LLP as the Company’s independent registered public accounting firm. The Committee reviewed with the Company’s financial managers and the independent registered public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

The Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent registered public accountants their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent registered public accounting firm, the Committee asks them to address and discuss their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

•
Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm themselves prepared and been responsible for the financial statements?

•
Based on the independent registered public accounting firm’s experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and Securities and Exchange Commission disclosure requirements?

•
Based on the independent registered public accounting firm’s experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Committee believes that by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Committee also discussed with the independent registered public accounting firm all other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The Committee received and discussed with the independent registered public accounting firm their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and considered with the independent registered public accounting firm whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2006 was compatible with the independent registered public accountants’ independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee reviews the Company’s Securities and Exchange Commission reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent registered public accounting firm. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Daniel G. Byrne, Chairman
Brigitte M. Bren
Rafer L. Johnson
Joseph J. Ueberroth

CODE OF ETHICS AND CONDUCT

The Company has adopted a Code of Ethics and Conduct, which is a code of conduct and ethics that applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct may be obtained, without charge, upon written request addressed to the attention of the Secretary, Dwight D. Eisenhower Building, 110 South Ferrall Street, Spokane, Washington 99202.

ANNUAL MEETING ATTENDANCE

The Company has adopted a formal policy with regard to directors’ attendance at annual meetings of stockholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of stockholders. All of the Company’s directors attended the 2006 annual meeting of stockholders in person.

STOCKHOLDER COMMUNICATIONS

Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the secretary of the Company, Chadwick J. Byrd, Ambassadors Group, Inc., Dwight D. Eisenhower Building, 110 South Ferrall Street, Spokane, Washington 99202. The secretary will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available upon written request and without charge to stockholders by writing to Investor Relations, Ambassadors Group, Inc., 110 South Ferrall Street, Spokane, Washington 99202.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Any proposals of stockholders which are intended to be presented at next year’s annual meeting must be received by the Company at its principal executive offices on or before December 8, 2007, in order to be considered for inclusion in the Company’s proxy materials relating to that meeting.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at the Company’s next annual meeting that is not intended to be included in the proxy statement or to nominate a person for election to the Company’s Board of Directors at the next annual meeting, the stockholder must provide the information required by the Company’s bylaws and give timely notice to the secretary of the Company in accordance with the bylaws, which, in general, require that notice be received by the secretary not less than 45 days or more than 75 days prior to the Company’s next annual meeting. If the date of the stockholder meeting is changed by more than 30 days from the anniversary of the Company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included on the Company’s proxy statement under Rule 14a-8 or of a nomination for election to the Company’s Board of Directors must be received no later than the close of business on the later of 90 days prior to the meeting and 10 days after public pronouncement of the meeting date.

Notices of intention to present proposals or to nominate persons for election to the Company’s Board of Directors at the next annual meeting should be addressed to the Secretary, Ambassadors Group, Inc., Dwight D. Eisenhower Building, 110 South Ferrall Street, Spokane, Washington 99202. You may also contact the secretary at the Company’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope provided or to vote by telephone or over the internet at your earliest convenience.

By Order of the Board of Directors

Chadwick J. Byrd
Secretary

Spokane, Washington

April 2, 2007

APPENDIX A

AMBASSADORS GROUP, INC.
AUDIT COMMITTEE CHARTER

The Audit Committee (“the Committee”) of the Board of Directors (“the Board”) of Ambassadors Group, Inc., a Delaware corporation (“the Company”), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three (3) or more directors as determined by the Board. The members of the Committee must fulfill the independence and experience requirements of the rules and regulations of Nasdaq and the Securities and Exchange Commission (“SEC”). The Members of the Committee will be elected annually at the organizational meeting of the Board and will be listed in the annual report to the Company’s shareholders. One of the members of the Committee will be elected Committee Chairman by the Board.

RESPONSIBILITY

The Committee will assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal auditors, the independent auditors, financial management and the Board. The Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. It is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

AUTHORITY

The Committee is directly responsible for the appointment, compensation, retention, oversight and termination of engagement of any independent auditor employed by the Company. Each independent auditor shall report directly to the Committee. The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal control of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. The cost of the independent auditors and such professionals, as well as the Committee’s ordinary administrative expenses incurred in carrying out its duties, shall be borne by the Company. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least four (4) times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chairman. The Committee is to meet in separate executive sessions with the Company’s chief financial officer, independent auditors and internal auditors at least once each year and at other times when considered appropriate. For purposes of a quorum, a majority of the members must be present.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chairman may request that members of management and representatives of the independent auditors and internal auditors be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Nasdaq Audit Committee Requirements.

2. Review with the Company’s management, internal auditors and independent auditors the Company’s accounting and financial reporting controls. Obtain annually in writing from the independent auditors their letter as to the adequacy of such controls.

3. Review with the Company’s management, internal auditors and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company and management’s judgments and estimates in preparing its financial statements. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

4. Review the scope of internal auditors’ work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5. Review the scope and general extent of the independent auditors’ annual audit. The Committee’s review should include an explanation from the independent auditors of the factors considered by the auditors in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors.

6. Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

7. Have a predetermined arrangement with the independent auditors that they will advise the Committee, through its Chairman, and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing the Company’s Form 10-Q. The Committee shall also receive a confirmation provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

8. At the completion of the annual audit, review with management, internal auditors and the independent auditors the following:

• The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K.

• Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

• Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditors during their audit, including access to all requested records, data and information. Inquire of the independent auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

• Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a communication provided by the independent auditors concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

9. After preparation by management and review by internal auditors and independent auditors, approve the report required under SEC rules to be included in the Company’s annual proxy statement. The Charter is to be published as an appendix to the proxy statement at least every three (3) years.

10. Discuss with the independent auditors the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

11. Meet with management, internal auditors and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as “material” or “serious.” Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

12. Approve in advance the engagement of the independent auditors for all audit services and non-audit services and approve the fees and terms of any such engagement.

13. Review the appointment and replacement of the senior internal audit executive.

14. Review with management, internal auditors and the independent auditors the methods used to establish and monitor the Company’s policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company’s general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

17. Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interest and improprieties.

18. Adopt and monitor a code of ethics for senior financial and other officers and provide for and review prompt disclosure to the public of any change in, or waiver of such code of ethics.

19. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

PROXY CARD

The Board of Directors recommends a vote for Proposal 1. If no direction is given this proxy card will be voted for Proposal 1.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR ALL	WITHHOLD AUTHORITY FOR ALL
1.	To elect three (3) Class I directors to hold office for a three-year term and until their respective successors are elected and qualified:	☐	☐	2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
	01 Ricardo Lopez Valencia, 02 Jeffrey D. Thomas, and 03 Richard D.C. Whilden

To withhold authority to vote for any individual nominee, check the box marked “For All” above and write the nominee’s name in the space provided here:
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2007 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature	Date
NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/epax Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, invest-ment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®at www.melloninvestor.com/isdwhere step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement
on the internet at http://www.ambassadorsgroup.com

PROXY

AMBASSADORS GROUP, INC
Dwight D. Eisenhower Building
110 South Ferrall Street
Spokane, Washington 99202

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, and appoints John A. Ueberroth and Jeffrey D. Thomas and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Ambassadors Group, Inc. (the “Company”) held of record by the undersigned as of the close of business on March 16, 2007, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on May 2, 2007, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Ambassadors Group, Inc. account online.

Access your Ambassadors Group, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Ambassadors Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

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For Technical Assistance Call 1-877-978-7778 between 9am-7pm
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